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                             COMMERCIAL PROMISSORY NOTE

$2,500,000
                                                          Boston, Massachusetts
                                                                 March 31, 1998

     FOR VALUE RECEIVED, GARY B. SABIN promises to pay to the order of BANKBOSTON, N.A. (together with any successors or assigns, the "BANK"), a national banking association with its Head Office at 100 Federal Street, Boston, Massachusetts 02110, ON DEMAND, the principal amount of TWO MILLION FIVE HUNDRED THOUSAND Dollars ($2,500,000). Interest shall be calculated on the basis of a 360-day year and 30-day months. Accrued interest will be due on demand and on the first Business Day of each quarter, and, in the event the undersigned has elected the Eurodollar Rate, on the last day of each interest period.

SECTION 1.  INTEREST; PAYMENT TERMS.

     1.1. INTEREST; BASE RATE OR EURODOLLAR RATE OPTION. (a) Except as otherwise provided in Section 1.1(b) or in Section 1.4 hereof, the principal amount hereof shall bear interest prior to maturity at a rate of interest equal to the Base Rate in effect from time to time. As used herein, the Base Rate is the annual rate of interest announced from time to time by the Bank at its head office as the Bank's "base rate."

     (b) Except as otherwise provided in Section 1.4 hereof, at the option of the undersigned, the undersigned may elect that the entire principal amount hereof shall bear interest during any particular interest period prior to maturity at a rate of interest equal to the Eurodollar Rate in effect from time to time, PROVIDED the undersigned is not in default of its obligations hereunder at the commencement of such interest period. As used herein, the Eurodollar Rate shall be the rate quoted by the Bank to the undersigned as the prevailing rate per annum at which U.S. dollar deposits are offered to the Bank by first class banks in the interbank Eurodollar market in which it regularly participates at approximately 10:00 a.m. (Boston time) two Business Days before
(i) the date of this Note, in the case of the initial interest period to be applicable hereto if this Note will initially bear interest at the Eurodollar Rate, and (ii) the end of such initial interest period and each subsequent interest period, in the case of each subsequent interest period to be applicable hereto, in each case in the amount and for the interest period requested, adjusted for reserve requirements, plus one and one-half percent (1.5%) per annum; Eurodollar Rate interest periods may be requested for one, two, three, or six months, or, if available to the Bank, for nine or twelve months. in each case by giving the Bank at least three Business Days' prior notice, PROVIDED that no interest period shall extend beyond the maturity of this Note. In the event that the undersigned requests that this Note bear interest on a Eurodollar Rate basis and fails to specify an interest period, the interest period shall be deemed to be three months. Any election of a Eurodollar Rate basis shall lapse at the end of the expiring interest period unless extended by a further request given not later than three Business Days prior to the expiration of the current interest period. In the event of such lapse, the interest rate applicable to this Note shall revert to the Base Rate. As used herein, "BUSINESS DAY" means any day on which banking institutions in Boston, Massachusetts are open for the transaction of a substantial portion of their

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commercial banking business, and, reference to the Eurodollar Rate, a day on which dealings in deposits are carried on in the London interbank market.

     1.2. PAYMENTS; PREPAYMENTS. All payments hereunder shall be made by the undersigned to the Bank in United States currency at the Bank's address specified above (or at such other address as the Bank may specify) on the due date thereof. The Bank shall use its best efforts to notify the undersigned of any payment not timely received, but the failure to so notify the undersigned shall in no way affect any payment or any rights or obligations of the Bank or the undersigned with respect thereto, Payments received by the Bank prior to demand will be applied will be applied FIRST to fees, expenses and other amounts due hereunder (excluding principal and interest), SECOND, to accrued interest; and THIRD to outstanding principal; after demand, payments will be applied to the Obligations under this Note as the Bank determines in its sole discretion. Amounts prepaid may not be reborrowed.

     1.3. PREPAYMENT CHARGE. If any payment of principal is made for any reason on any day other than the last day of an interest period, whether voluntarily or as a result of acceleration or otherwise, the undersigned shall reimburse the Bank for any resulting loss or expense incurred by it as a result of such prepayment, including without limitation any loss reasonably incurred in obtaining, liquidating or employing of deposits from third parties. The undersigned shall pay such loss upon presentation by the Bank of a statement of the amount of such loss, setting forth the Bank's calculation thereof, which notice and calculation (including the method of calculation) shall be deemed true and correct absent manifest error.

     1.4. RATE AFTER DEMAND. To the extent permitted by applicable law, interest on amounts due hereunder after demand shall bear interest from and including the due date thereof until paid, compounded daily and payable on demand, at a rate per annum equal to four percent (4%) above the greater of the Base Rate or the Eurodollar Rate.

     1.5.   CHANGED CIRCUMSTANCES; INCREASED COSTS.

     (a) In the event that at any time the Bank shall have determined in good faith (which determination shall be final and conclusive) that the determination of a Eurodollar Rate or the application of any such Eurodollar Rate to the outstanding principal of this Note has been made unlawful or impractical by compliance by the Bank in good faith with any law or governmental regulation, guideline, order or other action (whether or not having the force of law), then the Bank shall forthwith so notify the undersigned. On such date as the Bank shall designate, the Bank's obligation to quote a Eurodollar Rate shall cease and this Note shall thereafter bear interest at the Base Rate or at such other such rate as the undersigned and the Bank shall agree.

     (b) In the event that any law, regulation, treaty or official directive or the interpretation or application thereof by any court or governmental authority or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):


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            (i)     subjects the Bank to any tax with respect to any amounts
     payable hereunder or otherwise with respect to the transactions contemplated hereunder (except for taxes on the overall net income of the Bank imposed by the United States of America or any political subdivision thereof), or

            (ii) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit, or similar requirement against assets held by, or deposits in or for the account of, or loans by, the Bank (other than such requirements the effect of which is included in the determination of the interest rates for loans made hereunder), or

            (iii) imposes upon the Bank any other condition with respect to the loans made hereunder,

and the result of any of the foregoing is to increase the cost to the Bank, reduce the income receivable by the Bank or impose any expense upon the Bank with respect to this Note, the Bank shall so notify the undersigned. The undersigned agrees to pay to the Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by the Bank of a statement of the amount and setting forth the Bank's calculation thereof, which statement shall be deemed true and correct absent manifest error.

     1.6 LATE PAYMENT CHARGE. If a payment of principal or interest hereunder is not made within 10 days of its due date, the undersigned will pay on demand a late payment charge equal to 5% of the amount of such payment. Nothing in the preceding sentence shall affect the Bank's right to accelerate the maturity of this Note in the event of any default in the payment of this Note.

SECTION 2.  DEFAULTS AND REMEDIES.

     2.1. DEFAULT. The occurrence of any of the following events or conditions shall constitute an "EVENT OF DEFAULT" hereunder:

     (a) (i) default in the payment when due of the principal of or interest on this Note or (ii) any other default in the payment or performance of this Note or of any other Obligation or (iii) default in the payment or performance of any obligation of any Obligor to others for borrowed money or in respect of any extension of credit or accommodation or under any lease;

     (b) failure of any representation or warranty herein or in any other agreement, instrument, document or financial statement delivered to the Bank in connection herewith to be true and correct in any material respect;

     (c) default or breach of any condition under any mortgage, security agreement, assignment of lease, or other agreement securing, constituting or otherwise relating to any collateral for the Obligations that continues beyond any applicable period of grace;


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     (d)    failure to furnish the Bank promptly on request with financial information about, or to permit inspection by the Bank of any books, records and properties of, any Obligor;

     (e) merger, consolidation, sale of all or substantially all of the assets or change in control of any Obligor without the prior written consent of the Bank;

     (f) any Obligor generally not paying its debts as they become due; the death, dissolution, termination of existence or insolvency of any Obligor; the appointment of a trustee, receiver, custodian, liquidator or other similar official for such Obligor or any substantial part of its property or the assignment for the benefit of creditors by any Obligor; or the commencement of any proceedings under any bankruptcy or insolvency laws by or against any Obligor that, in the case of any such involuntary proceeding, shall continue undismissed or unstayed and in effect for a period of 60 days; or

     (g) material change in the condition or affairs (financial or otherwise) of any Obligor or in the value or condition of any collateral securing this Note that in the reasonable opinion of the Bank will materially impair its security or increase its risk.

As used herein, "OBLIGATIONS" means any and all obligations of any Obligor to the Bank of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or Instrument, if any, and including obligations to perform acts and refrain from taking action as well as obligations to pay money; and "OBLIGOR" means each of the undersigned, any guarantor or any other person primarily or secondarily liable hereunder or in respect hereof, including any person or entity who has pledged or granted to the Bank a security interest in, or other lien on, property on behalf of the undersigned as collateral for the Obligations.

     2.2. REMEDIES. Without limitation of any other right or remedy of the Bank hereunder, upon an Event of Default described in Section 2.1 (f), immediately and automatically, and upon or after the occurrence of any other Event of Default, at the option of the Bank, all Obligations of the undersigned shall become immediately due and payable without notice or demand, and if there is any collateral for the Obligations, the Bank shall then have in any jurisdiction where enforcement hereof is sought, the rights and remedies of a secured party under the Uniform Commercial Code of Massachusetts.

SECTION 3.  MISCELLANEOUS.

     3.1. RIGHTS CUMULATIVE; WAIVER; AMENDMENT. All rights and remedies of the Bank are cumulative and are exclusive of any rights or remedies provided by law or in equity or any other agreement, and may be exercised separately or concurrently. No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. No waiver of any right or any amendment hereto shall be effective unless in writing and signed by the Bank nor shall a waiver on one occasion bar or waive the exercise of any such right on any future occasion. Each Obligor waives presentment, notice of dishonor, protest, and all other notices in connection with the delivery,


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acceptance, performance, default or enforcement of this Note or of any collateral for the Obligations, and assents to any extensions or postponements of the time of payment and to any other indulgences under this Note or with respect to any such collateral, to any substitutions, exchanges or releases of any such collateral, and to any additions or releases of any other parties or persons primarily or secondarily liable hereunder, that from time to time may be granted by the Bank in connection herewith.

     3.2. SECURITY; SET-OFF. The undersigned grants to the Bank, as security for the full and punctual payment and performance of the Obligations, a continuing lien on and security interest in all securities or other property belonging to the undersigned now or hereafter held by the Bank and in all deposits (general or special, time or demand, provisional or final) and other sums credited by or due from the Bank to the undersigned or subject to withdrawal by the undersigned; and regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, the Bank is hereby authorized at any time and from time to time, without notice to the undersigned (any such notice being expressly waived by the undersigned) and to the fullest extent permitted by law, to set off and apply such deposits and other sums against the Obligations of the undersigned, whether or not the Bank shall have made any demand under this Note and although such Obligations may be contingent or unmatured.

     3.3. TAXES. The undersigned agrees to indemnify the Bank and hold it harmless from and against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution, delivery, and performance of this Note or any collateral for the Obligations.

     3.4. EXPENSES. The undersigned will pay on demand all expenses of the Bank in connection with the preparation, administration, default, collection, waiver or amendment of the Obligations or in connection with the Bank's exercise, preservation or enforcement of any of its rights, remedies or options thereunder, including, without limitation, fees of outside legal counsel or the allocation costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with any travel or other costs relating to any appraisals or examinations conducted in connection with the Obligations or any collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate) and be an Obligation secured by any such collateral.

     3.5. INFORMATION. The undersigned shall furnish the Bank from time to time with such financial statements and other information relating to any Obligor or any collateral securing this Note as the Bank may require. All such information shall be true and correct and fairly represent the financial condition and the operating results of such Obligor as of the date and for the periods for which the same are furnished. The undersigned shall permit representatives of the Bank to inspect its properties and its books and records, and to make copies or abstracts thereof, The undersigned shall promptly notify the Bank of the existence or upon the occurrence of any of the following events:
(a) default in the payment or performance of any obligation of any Obligor to others for borrowed money or in respect of any extension of credit or accommodation or under any lease; (b) merger, consolidation, sale of all or substantially


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all of the assets or change in control of any Obligor; and (c) any material change in the condition or affairs (financial or otherwise) of any Obligor since the date of the most recently delivered financial statements of such Obligor. Each Obligor authorizes the Bank to release and disclose to its affiliates, agents and contractors any financial statements and other information relating to said Obligor provided to or prepared by or for the Bank in connection with any Obligation.

     3.6. GOVERNING LAW; CONSENT TO JURISDICTION. This Note is intended to take effect as a sealed instrument and shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts, without regard to its conflicts of law rules. The undersigned agrees that any suit for the enforcement of this Note may be brought in the courts of such state or any Federal Court sitting in such state and consents to the non-exclusive jurisdiction of each such court and to service of process in any such suit being made upon the undersigned by mail at the address specified below. The undersigned hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

     3.7. SEVERABILITY; AUTHORIZATION TO COMPLETE; PARAGRAPH HEADINGS. If any provision of this Note shall be invalid, illegal or unenforceable, such provisions shall be severable from the remainder of this Note and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. The Bank is hereby authorized, without further notice, to fill in any blank spaces on this Note, and to date this Note as of the date funds are first advanced hereunder. Paragraph headings are for the convenience of reference only and are not a part of this Note and shall not affect its interpretation.

     3.8. JURY WAIVER. THE BANK (BY ITS ACCEPTANCE OF THIS NOTE) AND THE UNDERSIGNED AGREE THAT NEITHER OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS NOTE, ANY RELATED INSTRUMENTS, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR
(B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE BANK NOR THE UNDERSIGNED HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.


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     IN WITNESS WHEREOF, the undersigned has duly executed this Note as of the date and year first above written.


                                        /s/ Gary B. Sabin
                                        --------------------------------------
                                        Gary B. Sabin
                                        14540 Wild Horse Creek
                                        Poway, CA 02181


/s/ Janet S. Christensen
-----------------------------------
Witness